Exhibit 2.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “AMERICAN DIVERSIFIED ENERGY LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 2016, AT 6:20 O’CLOCK P.M.

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CERTIFICATE OF FORMATION

OF

AMERICAN DIVERSIFIED ENERGY LLC

1. The name of the limited liability company is American Diversified Energy LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of American Diversified Energy LLC this 23rd day of September, 2016.

/s/ Kristin M. Cano
Kristin M. Cano
Authorized Person for American
Diversified Energy LLC

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